 KAVILCO INCORPORATED
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8–K

NEW AUDITOR APPROVAL
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 22, 2012

KAVILCO INCORPORATED
(Exact Name of Registrant as Specified in Charter)

The Board of Directors of Kavilco Incorporated received an unsolicited proposal from Peterson Sullivan LLP to perform audit and tax work for the December 31, 2012 financial statements. The proposed fees were substantially less than the fees paid to Moss Adam LLP (the company's current CPA firm) for similar services. Mr. Burns, the company's Chief Financial Officer, stated that Moss Adams has provided exemplary services, however; fees have been climbing over the past five years.

The Board interviewed representatives from Peterson Sullivan LLP and received a commitment that there would be no escalation of fees for three years. In addition, the Board was impressed with the level of experience and knowledge of Registered Investment Companies and various provisions of the Alaska Native Claims Act (Kavilco is an Alaska Native Corporation and is subject to various regulations that require additional audit and compliance procedures.) By unanimous vote, the Board approved Peterson Sullivan LLP to be our audit firm.

Peterson Sullivan conducted interviews and reviewed the work papers of Moss Adams and reported to the Quality Control Committed that they did not note any ethical, internal control or accounting issues with Kavilco. Kavilco has always received an unqualified opinion from Moss Adams. In addition, there were no disagreements with the accounting firm over accounting principles or practices, financial statements, or the scope of the audit.

The company plans to inform the shareholders of the change in auditors in a forthcoming annual report. Also, the issue will be addressed in the proxy statement and voted on at the November 3, 2012 annual meeting.

Please note that Public Law 100 241 Feb.3, 1988; Securities Laws Exemption Sec. 14. Section 28 (43 U.S.C. 1625) reads "Sec. 28. (a) A Native Corporation shall be exempt from the provisions, as amended, of the Investment Company Act of 1940 (54 Stat. 789), the Securities Act of 1933 (48 Stat. 74) and the Securities Exchange Act of 1934 (48 Stat. 881)... ", and under the same section, a Native Corporation could voluntarily register under the Investment Company Act of 1940.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kavilco Incorporated

Date: August 22, 2012	By: /s/ Louis A. Thompson Louis A. Thompson President/CEO